Item 77Q1(5)

The Amendment to the Declaration of Trust, Redesignating MFS International Investors Trust to MFS International Value Fund, dated September 27, 2002, is contained in Post-Effective Amendment No. 41 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2002. Such document is incorporated herein by reference.